Calculation of Filing Fee Tables
S-8
Solid Power, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share, to be issued pursuant to the Solid Power, Inc. 2021 Equity Incentive Plan	Other	10,059,058	$ 3.38	$ 33,999,616.04	0.0001381	$ 4,695.35
Total Offering Amounts:						$ 33,999,616.04		$ 4,695.35
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,695.35
Offering Note
[1]	(1)(a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the amount to be registered also covers any additional shares of the Registrant's common stock, par value $0.0001 per share ("common stock"), as the case may be, that become issuable under the Solid Power, Inc. 2021 Equity Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's common stock. (b) The Proposed Maximum Offering Price Per Unit is estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select Market on February 23, 2026, which date is within five business days prior to the filing of this Registration Statement. (c) The Amount Registered represents 10,059,058 additional shares of the Registrant's common stock that became available for issuance on January 1, 2026 under the Plan, by operation of an automatic annual increase provision therein.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A